Exhibit 99.1

Synergy Pharmaceuticals Added to NASDAQ Biotechnology Index

NEW YORK, May 14, 2013 (GLOBE NEWSWIRE) — Synergy Pharmaceuticals Inc. (Nasdaq:SGYP), a developer of new drugs to treat gastrointestinal disorders and diseases, today announced that it has been selected for addition to the NASDAQ Biotechnology Index ® (Nasdaq:NBI),  effective prior to the market open on Monday, May 20.

The NASDAQ Biotechnology Index is designed to track the performance of a set of NASDAQ-listed securities classified according to the Industry Classification Benchmark (ICB) as either Biotechnology or Pharmaceuticals.  These companies must meet eligibility criteria that include a minimum market capitalization of $200 million and minimum average daily trading volume of 100,000 shares, amongst other requirements.   The Index Securities are evaluated semi-annually in May and November and serve as the basis for the iShares NASDAQ Biotechnology Index Fund (Amex:IBB).  For more information about the NASDAQ Biotechnology Index, including eligibility criteria, visit www.nasdaq.com.

About Synergy Pharmaceuticals Inc.

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s lead proprietary drug candidate, plecanatide, is a synthetic analog of the human gastrointestinal hormone uroguanylin, and functions by activating the guanylate cyclase C receptor on epithelial cells of the GI tract. Synergy completed a positive Phase I study of plecanatide in healthy volunteers, and positive Phase IIa and Phase IIb/III clinical trials in patients with chronic idiopathic constipation (CIC). Detailed positive findings from the recently completed 951 patient Phase IIb/III CIC clinical trial will be presented at a major scientific meeting this year. Synergy is also developing plecanatide for the treatment of irritable bowel syndrome with constipation (IBS-C), having initiated a Phase IIb trial in IBS-C patients in late 2012. Synergy’s second GC-C agonist, SP-333, is in clinical development to treat inflammatory bowel diseases, and is currently in a Phase Ib trial in healthy volunteers having recently completed a Phase Ia trial.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “plan,” “expect,” “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. These statements include, but are not limited to, statements regarding our expectations regarding clinical trials, the timing of clinical results, development timelines and regulatory filings and submissions for our product candidates, our current Phase 2b 90-day clinical trial of plecanatide in IBS-C patients, our current Phase 1b clinical trial of SP-333, our intention to initiate a Phase 1 clinical trial of SP-333 for the treatment of ulcerative colitis during the second half of 2012, our liquidity and our expectations regarding our needs for and ability to raise additional capital and the amount, and our expected uses, of the net proceeds of this offering. Synergy does not undertake an obligation to update or revise any forward-looking statement. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and other periodic reports filed with the Securities and Exchange Commission.

Investor Contact:

Danielle Spangler

The Trout Group

dspangler@troutgroup.com

(646) 378-2924

Media Contact:

Janet Skidmore

Mobile : 215-429-2917

Office:  215-658-4915

skidmorecomm@earthlink.net